                                                                   Exhibit 4.9

                                 GLOBAL CROSSING LTD.

           __%[Cumulative][Convertible] Preferred Stock, Series __

Cusip No.:  _________                                       ___________ Shares


            THIS CERTIFIES THAT_____________________________________________ is
the owner of fully paid and non-assessable shares of ____% [Cumulative][Convertible] Preferred Stock, Series ___, par value $0.01 per share, of GLOBAL CROSSING LTD., a Bermuda company (the "Company"), transferable on the books of the Company by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Designations, Powers, Preferences and Rights of the __% [Cumulative][Convertible] Preferred Stock, Series __, the Memorandum of Association of the Company, as amended, and the Bye-Laws of the Company and any amendments or restatements thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

      IN WITNESS WHEREOF, the Company has caused this Certificate to be executed on its behalf by its duly authorized officers.

                                          GLOBAL CROSSING LTD.


                                          By:  _____________________
                                               Name:
                                               Title:

Countersigned and Registered:




-----------------------------
Transfer Agent and Registrar



By: _____________________,
    Authorized signatory



Dated: ___________________

            The Company will furnish without charge to each shareholder who so requests a description of the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, of each class of capital stock or series thereof which the Company is authorized to issue. Such request should be directed to the office of the Secretary of the Company, Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda, telephone number: (441) 296-8600.


                      ---------------------------------
  KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED,
    THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE
                    ISSUANCE OF A REPLACEMENT CERTIFICATE.
                      ---------------------------------


            The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common                 UNIF GIFT MIN ACT___________(Custodian)_________
                                                                 (Custodian)            (Minor)

TEN ENT -- as tenants by the entireties         under Uniform Gifts to Minors Act of_____________
                                                                                       (State)
JT TEN  -- as joint tenants with right of
           survivorship and not as tenants
           in common

           Additional abbreviations may also be used though not in the above list.

                                 ASSIGNMENT FORM



            FOR VALUE RECEIVED, __________________________________________
HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

----------------------------------------

----------------------------------------



------------------------------------------------------------------------------
(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)



____________________________ shares of ____% [Cumulative][Convertible] Preferred Stock Series ____ of the Company represented by this Certificate and do hereby irrevocably constitute and appoint __________________ Attorney to transfer the said shares of ____% [Cumulative][Convertible] Preferred Stock, Series ____ on the books of the Company, with full power of substitution in the premises.



Dated:  _______________________



                                 Signature:_____________________________________
                                           NOTICE: The signature to this
                                           assignment must correspond with the
                                           name as written upon the face of the
                                           certificate in every particular,
                                           without alteration or enlargement or
                                           any change whatever.



Signature(s) Guaranteed:

By:__________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17AD-15.

                          NOTICE OF ELECTION TO CONVERT

            If you want to elect to have all of the shares of Series __ Preferred Stock represented by this Certificate converted by the Company into _____ shares of common stock, par value $0.01 per share, of the Company pursuant to Section [ ] of the Certificate of Designations, please check the box below:

 [_]  Convert all shares of Series ___ Preferred Stock pursuant to Section [ ]

            If you want to elect to have only part of the shares of Series __ Preferred Stock represented by this Certificate converted by the Company into _____ shares of common stock, par value $0.01 per share, of the Company pursuant to Section [ ] of the Certificate of Designations, state the amount you elect to have converted:


            $------------.


                              Your Signature:
                                             -----------------------------------

                              (Sign exactly as your name appears on the face
                                              of this Note)

                              Tax Identification No.:
                                                     ---------------------------

                              Date:
                                   ---------------------------------------------


Signature Guarantee:
                     -------------------